Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer of Quanta, Inc. (the “Company”), certifies that, to his knowledge:

1.	The Amendment No. 1 to the report of the Company for the period ended December 31, 2019 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Amendment No. 1 fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 10, 2020	By:	/s/ Eric Rice
Eric Rice, Chief Executive Officer
(Principal Executive and Principal Accounting Officer)